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	Harborview 2005-9
	Balances as of 7/1/05

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
DTI:	Mortgage Loans	the Cutoff Date	the Cutoff Date
<= 5.00 or N/A	256	98,732,809.75	3.61
5.01 - 10.00	63	24,332,816.32	0.89
10.01 - 15.00	140	46,544,484.17	1.70
15.01 - 20.00	342	120,400,020.91	4.41
20.01 - 25.00	657	246,516,725.70	9.02
25.01 - 30.00	1,003	355,153,566.91	13.00
30.01 - 35.00	1,221	453,857,109.97	16.61
35.01 - 40.00	1,409	534,979,394.11	19.58
40.01 - 45.00	1,080	406,830,672.03	14.89
45.01 - 50.00	706	287,710,715.00	10.53
50.01 - 55.00	242	92,821,592.81	3.40
55.01 - 60.00	92	36,472,393.13	1.34
> 60.00	69	27,285,784.54	1.00
Total	7,280	2,731,638,085.35	100.00